Exhibit 6.9

EXHIBIT E

to the

Investment Advisory Contract

FEDERATED EMERGING MARKETS EQUITY FUND

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Adviser Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.90% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.90 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 2019.

Federated Adviser Series

By: _________________________

Name: J. Christopher Donahue

Title: President

Federated Global Investment Management Corp.

By: _________________________

Name: John B. Fisher

Title: President and CEO

EXHIBIT F

to the

Investment Advisory Contract

FEDERATED INTERNATIONAL EQUITY FUND

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Adviser Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 2019.

Federated Adviser Series

By: _________________________

Name: J. Christopher Donahue

Title: President

Federated Global Investment Management Corp.

By: _________________________

Name: John B. Fisher

Title: President and CEO

EXHIBIT G

to the

Investment Advisory Contract

FEDERATED INTERNATIONAL GROWTH FUND

For all services rendered by Adviser hereunder, the above-named Fund of the Federated Adviser Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75 of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution hereof this 1st day of June, 2019.

Federated Adviser Series

By: _________________________

Name: J. Christopher Donahue

Title: President

Federated Global Investment Management Corp.

By: _________________________

Name: John B. Fisher

Title: President and CEO